Exhibit 10.11

Iomega Compensation Committee Meeting

Exhibit A

May 20, 2003

Summary of 2003 IBP Plan Changes and Metrics

Features remaining from 2002 IBP Plan

•	Company must be profitable as a whole in the plan period for any bonus or profit sharing to be paid out

•	Individuals’ targets not changing

•	Maximum payout still capped at 200%

Features changing in 2003 IBP plan

Feature	2002 Plan	2003 Plan
Plan Period	Two six-month periods	12 month fiscal year
Operating Plan for Metrics	Board approved plan	Internal management stretch plan
Plan Metrics Based on	Revenue, PBIT, Breakthrough Objectives	Cash Balance, EPS, BOD Discretion
First payout occurs	80% payout upon achieving 80% of target	90% payout upon achieving 100% of target
100% payout occurs	Upon achieving 100% of target	Must exceed target (level varies per metric)
Accelerators	Same slopes & accelerators per metric	Differing slopes and accelerators per metric

2003 IBP Participation and Metric Weighting

	Participants
	Heid, Zwarenstein, Kampfer, Aguirre	All other Executives and VP’s	Directors
	2003 IBP Metric Proposal
BOD Discretion	100%
Year End Cash Balance		70%	70%
Earnings Per Share		30%	30%

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2003 IBP Metric – Year End Cash Balance

Year End Cash Balance – Weighting: 70% of IBP
% of Cash Goal Achieved	Bonus Payout
100%	90%
103%	100%
107%	120%
111%	150%
115%	200%

2003 IBP Metric – EPS

2003 EPS – Weighting: 30% of IBP
% of EPS Achieved	Bonus Payout
100%	90%
110%	100%
130%	120%
140%	150%
150%	200%

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